July 30, 2008

Mr. James J. Cramer

c/o TheStreet.com, Inc.

14 Wall Street

15th Floor

New York, NY 10005

Re:	Employment Agreement, dated as of January 1, 2008

(the “Employment Agreement”), between TheStreet.com, Inc.,

(the “Company”), and James J. Cramer (“Cramer”).

Dear Jim:

Reference is made to the Employment Agreement. The parties hereto wish to amend the termination provisions contained in Sections 1(a) and 4(e). Capitalized terms used and not defined herein have the same meanings ascribed to them in the Employment Agreement.

In consideration of the foregoing and of the mutual agreements of the parties herein contained, the parties hereby agree that this letter, when executed by the parties, shall amend, modify and supplement the Employment Agreement as follows:

1.

By deleting the text in the second sentence of Section 1(a) that reads “provided, however, that Cramer may elect to terminate his employment, this Employment Agreement and the Term hereof as of January 15, 2009 or any subsequent January 15 upon not less than sixty (60) days and not more than ninety (90) days prior written notice to the Company of such termination (and any such election shall not be considered a breach of this Employment Agreement). ”

And replacing it with the following:

“provided, however, that Cramer may elect to terminate his employment, this Employment Agreement and the Term hereof as of January 15, 2010 upon not less than sixty (60) days and not more than ninety (90) days prior written notice to the Company of such termination (and any such election shall not be considered a breach of this Employment Agreement).”

2.

By deleting the text in the first sentence of Section 4(e) that reads “In the event Cramer elects to terminate his employment and this Employment Agreement as of January 15, 2009 or any subsequent January 15, in accordance with Section 1(a)(i) of this Employment Agreement,”

And replacing it with the following:

“In the event Cramer elects to terminate his employment and this Employment Agreement as of January 15, 2010, in accordance with Section 1(a) of this Employment Agreement,”.

3.

Except as expressly modified, amended or supplemented by this letter agreement, all other terms and provisions of the Employment Agreement shall remain and continue unmodified in full force and effect.

If the foregoing accurately reflects your understanding, kindly sign this letter in the space provided below.

Best regards,

THESTREET.COM, INC.

By:	/s/ Tom Clarke

Thomas J. Clarke, Jr.

Chief Executive Officer

AGREED & ACCEPTED:

_____/s/ Jim Cramer________

James J. Cramer